Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note:  Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted.  (Directors’ or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware
Vishay Cera-Mite Inc.	Wisconsin
Vishay EFI, Inc.	Rhode Island
Vishay Infrared Components Inc.	California
Spectec Logistics, Inc.	Delaware
Vishay Intertechnology Asia Pte Ltd.	Singapore
Vishay Japan K.K.	Japan
Vishay Hong Kong Ltd.	Hong Kong
Vishay Korea Co. Ltd.	Korea
Vishay (Taiwan)	Taiwan
Vishay (Thailand) Limited	Thailand
BCcomponents Taiwan Limited	Taiwan
General Semiconductor (Singapore) Pte. Ltd.	Singapore
Vishay Temic Semiconductor Acquisition Holding Corporation	Delaware
Siliconix incorporated	Delaware	(a)
Siliconix Technology C.V.	Netherlands
Siliconix Technology B.V.	Netherlands
Siliconix Israel Ltd.	Israel
Siliconix Holding GmbH	Germany
Siliconix Itzehoe GmbH	Germany
Shanghai Simconix Electronic Company Ltd.	China	(b)
Siliconix Ltd.	England
Vishay Siliconix (Taiwan) Ltd.	Taiwan
Vishay Siliconix Electronic Co. Ltd.	Taiwan
Vishay Siliconix, LLC	Delaware
Siliconix Sales Corp.	U.S. Virgin Islands
Siliconix Semiconductor, Inc.	Delaware
Vishay GSI, Inc.	Delaware
Vishay GSI Holdings, LLC	Delaware
Vishay General Semiconductor, L.P.	Cayman Islands	(c)
Vishay General Semiconductor, LLC	Delaware
Century Components, LLC	Delaware
General Semiconductor of Taiwan, Ltd.	Taiwan
General Semiconductor (China) Holdings, LLC	Delaware
General Semiconductor (China) Co., Ltd.	China
General Semiconductor International Corp.	New York
General Semiconductor Japan, Ltd.	Japan	(d)
ATC Corp.	Delaware
GSI-General Semiconductor Ireland	Ireland
GSI-General Semiconductor (Europe) Ltd.	Ireland

Subsidiaries of  Registrant, continued

General Semiconductor Korea Co., Ltd.	Korea
Vishay General Semiconductor France S.A.S.	France
General Semiconductor Hong Kong Ltd.	Hong Kong
General Semiconductor (UK) Ltd.	United Kingdom
General Instrument Europe, N.V.	Netherlands
General Semiconductor (Deutschland) GmbH	Germany
Vishay BCcomponents Holdings Ltd.	Delaware
Vishay BCcomponents B.V.	Netherlands
BCcomponents Lux Sarl	Luxembourg
Vishay BCcomponents SAS	France
BCcomponents Estate NV	Belgium
BCcomponents BVBA	Belgium
Vishay BCcomponents UK Ltd	United Kingdom
Valen Ltd.	Hong Kong
Vishay Passives Shanghai Co., Ltd	China
BCcomponents South Europe SRL	Italy
Vishay Components India Pvt Ltd	India
BCcomponents Hong Kong Ltd.	Hong Kong
BCcomponents China Ltd	Hong Kong
BCcomponents Singapore Pte Ltd.	Singapore
Vishay Trading (Shanghai) Co. Ltd	China
Nippon Vishay, K.K.	Japan
Vishay F.S.C., Inc.	Barbados
Vishay VSH Holdings, Inc.	Delaware
Vishay Roederstein Electronics, Inc.	Delaware
Vishay Measurements Group, Inc.	Delaware
Vishay Transducers Ltd.	Delaware
Sensortronica de Costa Rica, S.A.	Costa Rica
Vishay BLH Inc.	Delaware
Pharos de Costa Rica S.A.	Costa Rica
Celtron Technologies, Inc.	Taiwan
High Goals Investments Limited	British Virgin Islands
Billion Way Industrial Limited	Samoa
UCC Investment Co. Ltd.	Samoa
Celtron Technologies (U.S.A.) Inc.	California
Vishay Celtron (Tianjin) Technologies Co., Ltd.	China	(e)

Subsidiaries of  Registrant, continued

Vishay Israel Limited	Israel
Z.T.R. Electronics Ltd.	Israel
Vishay International Trade Ltd.	Israel
Dale Israel Electronics Industries, Ltd.	Israel
Vishay Components (Huizhou) Co. Ltd.	China
Draloric Israel Ltd.	Israel
V.I.E.C. Ltd.	Israel
Vishay Advanced Technology, Ltd.	Israel
Vilna Equities Holding, B.V.	Netherlands
Tedea - Huntleigh Europe Ltd.	England
Measurements Group (U.K.) Ltd.	England & Wales
Vishay Nobel Ltd.	England
Vishay Europe GmbH	Germany	(f)
Vishay Europe Sales GmbH	Germany
BCcomponents Austria GmbH	Austria
BCcomponents Holding Gmbh	Germany
BCcomponents Beyschlag GmbH	Germany
BCcomponents Vertriebs GmbH	Germany
Vishay Electronic GmbH	Germany
Roederstein Electronics Portugal Lda.	Portugal
ECOMAL Deutschland GmbH	Germany
Grupo Da Medidas Iberica S.L.	Spain
ECOMAL Schweiz A.G.	Switzerland
ECOMAL Austria Ges.mbH	Austria
Klevestav-Roederstein Festigheter AB	Sweden	(g)
Vishay Components, S.A.	Spain
ECOMAL Nederland BV	Netherlands
ECOMAL Belgium N.V.	Belgium
ECOMAL Denmark A/S	Denmark
ECOMAL Finland OY	Finland
ECOMAL France S.A.	France
ECOMAL S.r.O.	Czech Republic
ECOMAL UK	England
Okab Roederstein Finland OY	Finland	(h)
Rogin Electronic S.A.	Spain	(i)
Roederstein GmbH	Germany
Roederstein-Hilfe-GmbH	Germany
Vishay Electronic SPOL S RO	Czech Republic
Vishay S.A.	France	(j)
Ultronix, Inc.	Delaware
Tedea-Huntleigh B.V.	Netherlands
Tedea-Huntleigh International Ltd	Israel
T-H Technology Ltd	Israel
Vishay Measurements Group France, S.A.	France
T-H Industrial Properties Ltd	Israel
Tedea-Huntleigh, Inc.	California
Tedea-Huntleigh (Beijing) Electronics Co. Ltd	China

Subsidiaries of  Registrant, continued

E-Sil Components Ltd.	England & Wales
Vishay Roederstein Limited	England
Vitramon Limited	England
Vishay Ltd.	England & Wales
Spectrol GmbH	Germany
Grued Corporation	Delaware
Con-Gro Corp.	Delaware
Gro-Con, Inc.	Delaware
Sfernice, Ltd.	England & Wales
Heavybarter, Unlimited	England & Wales
Dale ACI Components	England
Vishay Nobel AB	Sweden
AB Givareteknik	Sweden
Vishay Nobel Oy AB	Finland
Vishay Nobel AS	Norway
Measurements Group GmbH	Germany
Vishay Semiconductor GmbH	Germany
Facility Services, GmbH	Germany	(k)
Vishay (Phils.) Inc.	Philippines
Vishay Semiconductor Ges.mbH	Austria	(l)
Shanghai Vishay Semiconductors Ltd.	China
Vishay Hungary	Hungary
Vishay Semiconductor Malaysia Sdn Bhd	Malaysia
Vishay Dale Holdings, Inc.	Delaware
Vishay Dale Electronics, Inc.	Delaware
Components Dale de Mexico S.A. de C.V.	Mexico
Electronica Dale de Mexico S.A. de C.V.	Mexico
Vishay Bradford Electronics, Inc.	Delaware
Vishay Resistive Systems Inc.	Maryland
Vishay Sprague Holdings Corp.	Delaware
Vishay Precision Resistors Holdings Corporation	Delaware
Vishay Thin Film LLC	New York
Vishay Techno Components LLC	Delaware
Vishay Service Center, Inc.	Massachusetts
Vishay Sprague, Inc.	Delaware
Vishay Sprague Canada Holdings Inc.	Canada
Sprague Electric of Canada Limited	Canada
Sprague France S.A.S.	France
Tansitor Barbados Limited	Barbados
Vishay Acquisition Holdings Corp.	Delaware
Vishay Vitramon, Inc.	Delaware
Vishay do Brazil Ltda.	Brazil

Subsidiaries of  Registrant, continued

(a) -	Registrant’s direct ownership percentage in Siliconix incorporated is 80.4%.
(b) -	Siliconix incorporated’s indirect ownership percentage in Shanghai Simconix Electronic Company Ltd. is 96%.
(c) -

Registrant’s indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.

(d) -

Registrant’s indirect ownership percentage in General Semiconductor Japan, Ltd. is 100%; 50% owned by its wholly owned subsidiary General Semiconductor International and 50% owned by its wholly owned subsidiary General Semiconductor Inc.

(e) -

Registrant’s indirect ownership percentage in Celtron Technologies (Tianjin) Inc. is 100%; 68% owned by its wholly owned subsidiary Celtron U.S.A. and 32% owned by its wholly owned subsidiary UCC Investment Co. Ltd.

(f) -

Registrant’s indirect ownership percentage in Vishay Europe GmbH is 100%; 85.9% is owned by its wholly owned subsidiary Vishay Israel Limited; 13.1% is owned by directly; and 1% is owned by its wholly owned subsidiary Vishay Dale Holdings, Inc.

(g) -	Registrant’s indirect ownership percentage in Klevestav-Roederstein Festigheter AB is 50%.
(h) -	Registrant’s indirect ownership percentage in Okab Roederstein Finland OY is 44.4%.
(i) -	Registrant’s indirect ownership percentage in Rogin Electronic S.A. is 33%.
(j) -	Registrant’s indirect ownership percentage in Vishay S.A. is 99.8%.
(k) -	Registrant’s indirect ownership percentage in Facility Services, GmbH is 50%.
(l) -

Registrant’s indirect ownership percentage in Vishay Semiconductor Ges.mbH is 100%; 54% is owned by its indirectly wholly owned subsidiary Sprague Electric of Canada; 44% is owned by its indirectly wholly owned subsidiary Vishay Semiconductor GmbH; and 2% is owned by its indirectly wholly owned subsidiary Vishay Electronic GmbH.

5